UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2015

BIOANALYTICAL SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-23357	35-1345024
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 KENT AVENUE WEST LAFAYETTE, INDIANA	47906-1382
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (765) 463-4527

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

The information provided in Item 2.02 and Item 9.01 of this Form 8-K is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 2.02 and Item 9.01 of this Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 2.02.	Results of Operations and Financial Condition.

On December 17, 2015, Bioanalytical Systems, Inc. issued a press release announcing results for fiscal 2015. The full text of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference. Subsequent to issuing the press release, management became aware that, due to an administrative error, income tax expense for the fiscal year ended September 30, 2015 was overstated by $10,000 on the condensed consolidated statements of operations and comprehensive income (loss) accompanying the release, resulting in a corresponding understatement of net income during the period in both the release narrative and on the accompanying financial statements. Similarly, $73,000 was reclassed on the condensed consolidated statements of cash flows into the net cash provided by operating activities from the effect of exchange rate changes on cash and cash equivalents. Corrected figures for the relevant line items to the consolidated statements of operations and comprehensive income (loss) are set forth below:

(in thousands, except per share amounts)

	Three Months Ended September 30, 2015		Year Ended September 30, 2015
	As reported	Corrected	As reported	Corrected

Income tax (benefit) expense	$-	$(10)	$25	$15

Net (loss) income	$(721)	$(711)	$1,089	$1,099

Comprehensive (loss) income	$(694)	$(684)	$1,135	$1,145

Basic net (loss) income per share	$(0.09)	$(0.09)	$0.13	$0.14

Net cash provided by operating activities			$2,031	$2,104

Effect of exchange rate changes on cash and cash equivalents			$73	$-

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits

99.1	Bioanalytical Systems, Inc. press release, issued December 17, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bioanalytical Systems, Inc.

Date: December 22, 2015	By:	/s/ Jeffrey Potrzebowski
Jeffrey Potrzebowski
Chief Financial Officer, Vice President of Finance

Exhibit Index

Exhibit No.	Description

99.1	Bioanalytical Systems, Inc. press release, issued December 17, 2015.